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                                                                   EXHIBIT 10.2




                             COOPER INDUSTRIES, INC.

                               DIRECTORS DEFERRED

                                COMPENSATION PLAN



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                             COOPER INDUSTRIES, INC.

                               DIRECTORS DEFERRED

                                COMPENSATION PLAN


     WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") has heretofore established a deferred compensation program, known as the Directors Compensation Deferral Plan, for certain of the members of its Board of Directors who wish to defer all, or a portion of, the fees payable for services as a member of such Board of Directors; and

     WHEREAS, the Company now desires to restate the aforementioned program to be known as the Cooper Industries, Inc. Directors Deferred Compensation Plan (hereinafter referred to as the "Plan");

     NOW, THEREFORE, effective as of January 1, 1987, the Plan is amended and restated as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

     (a) BENEFICIARY. The term "BENEFICIARY" shall mean the person who, in accordance with the provisions of Article V, shall be entitled to receive a distribution of a Participant's interest, or portion thereof, under the Plan in the event a Participant dies prior to receiving distribution of his entire interest.

     (b) BOARD. The term "BOARD" shall mean the Board of Directors of Cooper Industries, Inc.

     (c) CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

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     (d) COMPANY. The term "COMPANY" shall mean Cooper Industries, Inc., an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Cooper Industries, Inc. with any other corporation or corporations.

     (e) COMPENSATION. The term "COMPENSATION" shall mean the total fees payable to a Director during a calendar year from the Company for services as a Director.

     (f) COOPER DEFERRAL PLAN. The term "COOPER DEFERRAL PLAN" shall mean the Cooper Industries, Inc. Management Incentive Compensation Deferral Plan, as amended from time to time.

     (g) DEFERRED ACCOUNT. The term "DEFERRED ACCOUNT" shall mean the account established pursuant to Article III to which a Participant's deferred Compensation and interest deemed to be earned thereon are credited.

     (h) DIRECTOR. The term "DIRECTOR" shall mean any member of the Board.

     (i) PARTICIPANT. The term "PARTICIPANT" shall mean any eligible Director who participates in the Plan pursuant to Article II of the Plan.

     (j) PLAN. The term "PLAN" shall mean the Cooper Industries, Inc. Directors Deferred Compensation Plan as herein set forth.

     (k) SECRETARY. The term "SECRETARY" shall mean the Secretary of the Company.

     1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II

                       ELIGIBILITY FOR PLAN PARTICIPATION

     Any Director who is not an employee of the Company or a related corporation shall become a Participant as of the date he first files a written election, on a form prescribed by the Secretary, which contains:

     (a) his authorization to reduce and defer his Compensation by a specific percentage or amount;

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     (b) the date on which any amounts so reduced and deferred, along with interest earned thereon pursuant to the provisions of Article III, shall commence to be paid; and

     (c) the manner in which any such deferred amounts with interest shall be paid to the Participant or a Beneficiary.

     A Participant may change or terminate his election to defer Compensation by written notice delivered to the Secretary. Such change or termination shall become effective as of the end of the calendar year in which notice of termination is given with respect to Compensation for subsequent calendar years. Amounts credited to the Deferred Account of a Participant prior to the effective date of change or termination shall not be affected thereby and shall be paid in accordance with the provisions of Article IV.

                                   ARTICLE III

                          DEFERRED ACCOUNTS AND AMOUNT

                                OF PLAN BENEFITS

     Except as specified in Section 8.3, Compensation deferred at the election of a Participant shall be held in the general funds of the Company and shall be credited to a separate Deferred Account established in the name of such Participant. The funds represented by the Deferred Account of a Participant shall be deemed to earn interest in the manner and rate set forth in the Cooper Deferral Plan. The Plan benefit payable to a Participant shall be equal to the amount credited to such Participant's Deferred Account.

                                   ARTICLE IV

                            PAYMENT OF PLAN BENEFITS

     The benefit set forth in Article III and payable under the Plan shall be distributed to a Participant in accordance with the terms of his current election form on file with the Secretary

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pursuant to the provisions of Article II. In the event a Participant dies prior to distribution of his entire Plan benefit, his remaining interest under the Plan shall be distributed to his Beneficiary.

                                    ARTICLE V

                                  BENEFICIARIES

     5.1 DESIGNATION OF BENEFICIARY. A Participant may designate a Beneficiary to whom distribution shall be made hereunder in the event such Participant dies before his interest is distributed to him in full. Any such designation or change of designation shall be made in writing in the form prescribed by the Secretary and shall become effective only when filed by the Participant with the Secretary; provided, however, that any such designation or change of designation which is received by the Secretary after the death of the Participant or former Participant shall be disregarded.

     5.2 BENEFICIARY IN ABSENCE OF A DESIGNATED BENEFICIARY. In the event that either no Beneficiary has been designated or no Beneficiary survives such Participant or former Participant, then the Beneficiary shall be the estate of such Participant. If any Beneficiary designated pursuant to Section 5.1 dies after becoming entitled to receive distributions hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

                                   ARTICLE VI

                            ADMINISTRATIVE PROVISIONS

     6.1 ADMINISTRATION. The Plan shall be administered by the Secretary as an unfunded plan that is not intended to meet the qualification requirements of
Section 401 of the Code.

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     6.2 POWERS AND AUTHORITIES OF THE SECRETARY. The Secretary shall have full power and authority to interpret, construe and administer the Plan and such interpretations, construction, and actions, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Secretary may delegate any of his powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by him and may employ such attorneys, agents, and accountants as he may deem necessary or advisable to assist him in carrying out his duties hereunder. The Secretary shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

     6.3 INDEMNIFICATION. In addition to whatever rights of indemnification the Secretary or any other person or persons to whom any power, authority, or responsibility is delegated under the Plan, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by the Secretary or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by the Secretary or such other person or persons of any of the powers, authority, responsibilities, or discretion under the Plan.


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                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such action shall adversely affect any Participant who is receiving retirement benefits under the Plan or who has accrued a benefit under the Plan, unless an equivalent benefit is otherwise provided under another plan or program sponsored by the Company.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 NON-ALIENATION OF RIGHTS OR BENEFITS. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Secretary may select.

     8.2 PAYMENT OF BENEFITS TO OTHERS. If any Participant or Beneficiary to whom a Plan benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Secretary to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 8.2 shall be a complete discharge of any liability of the Plan with respect to the retirement benefit so paid.

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     8.3 FUNDING. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, however, the obligation of the Company under the Plan to provide a Participant or a Beneficiary with a benefit shall constitute the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Employer.

     8.4 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right as against the Company, its officers, employees, or Directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     8.5 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     8.6 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.


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EXECUTED at                                    , this                 day of

                            , 1987.

                                            COOPER INDUSTRIES, INC.

                                            By
                                              ---------------------------------
                                              Title:


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